AGREEMENT AND PLAN OF MERGER
                  ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement"), is made and entered into as of the 21st day of February, 2001, by and between STATE NATIONAL BANK OF WEST TEXAS, a national banking association whose principal office is located Lubbock, Texas (the "Lubbock Bank"), and STATE NATIONAL BANK OF WEST TEXAS, ABILENE, TEXAS, a national banking association whose principal office is located in Abilene, Texas(the "Abilene Bank") (herein sometimes collectively referred to as the "Banks").

                      W I T N E S S E T H:
                      --------------------

     WHEREAS, the Lubbock Bank is a national banking association duly organized and existing under the laws of the United States, with authorized capital stock consisting of 1,500,000 shares of common stock, par value $5.00 per share (the "Lubbock Bank Stock"), of which 1,500,000 shares are validly issued and outstanding;

     WHEREAS, the Abilene Bank is a national banking association duly organized and existing under the laws of the United States, with an authorized capital stock consisting of 250,000 shares of common stock, par value $5.00 per share (the "Abilene Bank Stock"), of which 250,000 shares are validly issued and outstanding, and

     WHEREAS, a majority of the Boards of Directors of each of the Lubbock Bank and the Abilene Bank, pursuant to the authority given by and in accordance with the provisions of the National Bank Act, have approved this Merger Agreement, pursuant to which the Abilene Bank shall be merged with and into the Lubbock Bank (the "Merger"), and have authorized the execution hereof, and

     WHEREAS, as and when required by the provisions of this Merger Agreement, all such action as may be necessary or appropriate shall be taken by the Lubbock Bank and the Abilene
Bank in order to consummate the Merger.

     NOW, THEREFORE, in consideration of the premises, the Lubbock Bank and the Abilene Bank hereby agree that the Abilene
Bank shall be merged with and into the Lubbock Bank on the following terms and conditions:

     1. Merger of the Banks. At the Effective Time (as defined in Section 12 of this Merger Agreement), the Abilene Bank shall be merged with and into the Lubbock Bank pursuant to the provisions of 12 U.S.C. section 215a.

     2. Effects of the Merger. The Merger shall have the effects set forth in 12 U.S.C. section 215a. At the Effective Time, the corporate existence of the Abilene Bank shall be merged into and continued in the Lubbock Bank, as the bank surviving the Merger (the "Surviving Bank"), and the Surviving Bank shall be deemed to be the same corporation as the Lubbock Bank and the Abilene Bank. The name of the Surviving Bank shall be "State National Bank of West Texas". The existing office of the Lubbock Bank located at 1617 Broadway, Lubbock, Texas, shall be the main office of the Surviving Bank, and the existing offices and facilities of the Lubbock Bank and the Abilene Bank immediately preceding the Merger will become offices and facilities of the Surviving Bank following the Merger. At the Effective Time, all rights, franchises and interests of the Lubbock Bank and the Abilene Bank in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer. At the Effective Time, the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by the Lubbock Bank and the Abilene Bank, respectively, at the Effective Time. At the Effective Time, the Surviving Bank shall be liable for all liabilities of the Lubbock Bank and the Abilene Bank, respectively; and all deposits, debts, liabilities, obligations and contracts of the Lubbock Bank and the Abilene Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of the Lubbock Bank or the Abilene Bank, as the case may be, including all liabilities of the Lubbock Bank and the Abilene Bank for taxes, whether existing at the Effective Time or arising as a result of or pursuant to the Merger, shall be those of the Surviving Bank and shall not be released or impaired by the Merger; and all rights of creditors and other obligees and all liens on property of either the Lubbock Bank or the Abilene Bank shall be preserved unimpaired.

     3. Articles of Association and Bylaws. At the Effective Time, the Articles of Association and Bylaws of the Lubbock Bank shall continue in effect as the Articles of Association and Bylaws of the Surviving Bank until the same shall be amended and changed as provided by law.

     4. Directors and Executive Officers of the Surviving Bank. At the Effective Time, the directors and executive officers of the Surviving Bank shall be those persons listed on Exhibit A attached hereto, and each of such persons shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Association and Bylaws of the Surviving Bank or as otherwise provided by law.

     5. Conversion of the Lubbock Bank and the Abilene Bank Stock. At the Effective Time, by virtue of this Merger Agreement and without any further action on the part of any holder, all shares of the Lubbock Bank Stock and the Abilene Bank Stock outstanding at the Effective Time shall be converted into 1,500,000 shares of common stock of the Surviving Bank, with a par value of $5.00 per share.

     6. Stock Transfer Books. The stock transfer books of the Abilene Bank shall be closed as of the Effective Time, and no transfer of record of any of the shares of the Abilene Bank Stock shall take place thereafter.

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     7.   Shareholder Approval.  This Merger Agreement shall be
submitted to the sole shareholder of each of the Banks for approval by written consent. Upon approval by the sole shareholder of each of the Banks, this Merger Agreement shall be made effective as soon as practicable thereafter as provided in
Section 11 hereof.

     8. Conditions to Consummation of the Merger. All obligations of the parties under this Merger Agreement are subject to the receipt of all consents, orders and regulatory approvals and satisfaction of all other requirements prescribed by law that are necessary for the consummation of the Merger, including, without limitation, shareholder approval and the approval of the Office of the Comptroller of the Currency.

     9. Termination. This Merger Agreement may be terminated and abandoned at any time prior to or on the Closing Date (as defined in Section 12 of this Merger Agreement), whether before or after action thereon by the sole shareholder of each of the Lubbock Bank and the Abilene Bank, by the mutual consent in writing of each of the Lubbock Bank and the Abilene Bank.

     10. Effect of Termination. In the event of the termination and abandonment of this Merger Agreement pursuant to the provisions of Section 9, this Merger Agreement shall be of no further force or effect and there shall be no liability by reason of this Merger Agreement or the termination thereof on the part of either the Lubbock Bank or the Abilene Bank or the directors, officers, employees, agents or stockholders of either of them.

     11. Waiver, Amendment and Modification. Any of the terms or conditions of this Merger Agreement may be waived at any time, whether before or after action thereon by the sole shareholder of the Lubbock Bank and the Abilene Bank, by the party that is entitled to the benefits thereof. This Merger Agreement maybe modified or amended at any time, whether before or after action thereon by the sole shareholder of the Lubbock Bank and the Abilene Bank, by the Lubbock Bank and the Abilene Bank. Any waiver, modification or amendment of this Merger Agreement shall be in writing.

     12. Closing Date and Effective Time. The "Closing Date" shall be the last to occur of (i) the first business day after the receipt of all necessary regulatory approvals and expiration of any mandatory waiting periods, or (ii) such later date upon which the Lubbock Bank and the Abilene Bank may mutually agree. Subject to the terms, and upon satisfaction on or before the Closing Date of all requirements of law, and the conditions specified in this Merger Agreement, the Merger shall become effective at the opening of business on the date specified in the certification of the Merger to be issued by the Office of the Comptroller of the Currency, such time being herein called the "Effective Time."

     13. Multiple Counterparts. For the convenience of the parties hereto, this Merger Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Merger Agreement. A telecopy or facsimile transmission of a signed counterpart of this Merger Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

     14.  Governing Law.  THIS MERGER AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE
UNITED STATES, AND, TO THE EXTENT NOT INCONSISTENT WITH THE LAWS
OF THE UNITED STATES, THE LAWS OF THE STATE OF TEXAS.

     15. Further Assurances. Each party hereto agrees from time to time, as and when requested by the other party hereto, or by its successors or assigns, to execute and deliver, or cause to be executed and delivered, all such deeds and instruments and to take or cause to be taken such further or other acts, either before or after the Effective Time, as may be deemed necessary or desirable in order to vest in and confirm to the Surviving Bank title to and possession of any assets of the Lubbock Bank or the Abilene Bank acquired or to be acquired by reason of or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the officers and directors of the parties hereto are fully authorized in the name of their respective corporate names to take any and all such actions.

     16. Assignment. This Merger Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no party to this Merger Agreement shall assign this Merger Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Any assignment made or attempted in violation of this Section 16 shall be void and of no effect.

     17. Severability. In the event that any provision of this Merger Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Merger Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Merger Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Merger Agreement; and (c) there shall be added automatically as a part of this Merger Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

     18. Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Merger Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

     19. Rules of Construction. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or

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interpretation of any provision of this Merger Agreement.  Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word "or" is used in the inclusive sense.

     20. Articles, Sections, Exhibits and Schedules. All articles and sections referred to herein are articles and sections, respectively, of this Merger Agreement and all exhibits referred to herein are exhibits attached to this Merger Agreement. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are and shall be incorporated herein by reference hereto as though fully set forth herein verbatim.

     21. Binding Effect. All of the terms, covenants, representations, warranties and conditions of this Merger Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Merger Agreement, or any provision herein contained, it being the intention of the parties hereto that this Merger Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Merger Agreement and for the benefit of no other person. Nothing in this Merger Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Merger Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Merger Agreement.


                    [Signature Pages Follow]

              [Signature Page to Merger Agreement]


     IN WITNESS WHEREOF, the Lubbock Bank and the Abilene Bank have caused this Merger Agreement to be executed by their duly authorized officers as of the date first above written, and the officers of each such bank have hereunto subscribed their names.


ATTEST:                            STATE NATIONAL BANK OF WEST
                                   TEXAS, Lubbock, Texas, a
                                   national banking association


     /s/ Shawn McCaleb             By:  /s/ Don E. Cosby
--------------------------            ---------------------------
Print Name:  Shawn McCaleb              Don E. Cosby, Executive
Title:  Admin. Asst.                     Vice President

              [Signature Page to Merger Agreement]


ATTEST:                                                     STATE
                                   NATIONAL BANK OF WEST TEXAS,
                                   ABILENE, TEXAS, Abilene,
                                   Texas, a national banking
                                   association

     /s/ Jim Richmond              By: /s/ Ronald Simpson, President
--------------------------             -----------------------------
Print Name:  Jim Richmond               Ronald Simpson, President
Title: Executive Vice President

                            EXHIBIT A



                    OFFICERS AND DIRECTORS OF
                STATE NATIONAL BANK OF WEST TEXAS
                         LUBBOCK, TEXAS
                        (SURVIVING BANK)

                       State National Bank
                            Officers
                         January 1, 2001


                Tom C. Nichols, Chairman and CEO
                 Bryan Stephenson, Vice Chairman
             Ronald Simpson, President-Abilene Region
                 John Elliott, President-Lubbock
                 Mike Jarrett, President-Odessa
                  Carl Campbell, President-Azle
             Willis McCutcheon, President-Plainview
               O. L. Cooper, President-Big Spring
          Nancy Johnson, Sr. V.P. & Cashier-Operations
                Jim Fitzhugh, Exec. V.P.-Lending
             Jim Richmond, Exec. V.P.-Administration


                No changes for S.V.P. and below.

                       State National Bank
                       Board of Directors
                         January 1, 2001


                         Tom C. Nichols
                        Bryan Stephenson
                          Don E. Cosby
                           David Kirk
                        Gary J. Fletcher
                    Nancy Johnson, Secretary



                         Advisory Board


                         Ronald Simpson
                          Mike Jarrett
                          Carl Campbell
                          O. L. Cooper
                        Willis McCutcheon
                          John Elliott